PROSPECTUS and                  PRICING SUPPLEMENT NO. 12
PROSPECTUS SUPPLEMENT, each     effective at 4:00 PM ET
Dated July 10, 2001             Dated 10 July 2002
CUSIP: 24422ENW5                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $845,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes and Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be Denominated in U.S. Dollars.



INTEREST PAYMENT DATES:           Each January 15 and July
                                  15, commencing on January
                                  15, 2003 and at Maturity

Principal Amount:                 $325,000,000

Issue Price:                      99.944%

Date of Issue:                    July 15, 2002

Maturity Date:                    July 15, 2005

INTEREST RATE:                    4.125% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION:             Merrill Lynch & Co. has
                                  Purchased the Senior Notes
                                  as Principal at a price of
                                  99.594% of the aggregate
                                  principal amount of the Senior
                                  Notes.

Merrill Lynch & Co.